CONVERSION AGREEMENT

         This Agreement entered into this 4th day of December 2000 by and between ERBC Holdings Limited, a British Virgin Islands company ("ERBC") and Advanced Technology Industries, Inc. a Delaware corporation ("ATI") provides as follows:

                                    RECITALS
                                    --------

         A. From time to time ERBC has made various loans to ATI for the operations of ATI and to provide it with working capital, which loans presently total in excess of $1,560,000, exclusive of interest.

         B. ATI has requested that ERBC convert $1,560,000 of said previously contracted debt for $.0001 par value common stock of ATI and ERBC is willing to accept said stock, in lieu of receiving payment of said debt in cash, in full satisfaction of $1,560,000 of said debt.

         NOW THEREFORE, in consideration for the mutual covenants and agreements contained herein and for other good and valuable consideration, it is hereby agreed as follows:

         1.       CONVERSION OF DEBT

         $1,560,000 of the debt owed to ERBC by ATI (the "Converted Debt") shall be converted for 13,054,393 shares of the $.0001 par value common stock of ATI (the "Conversion Shares") in full satisfaction of $1,560,000 of said debt. The parties hereto agree that the issuance of said shares to ERBC shall fully extinguish and satisfy $1,560,000 of said debt. The interest owing on the Converted Debt shall not be converted or effected by this Agreement and shall remain an obligation of ATI.

         2.       REPRESENTATIONS AND WARRANTIES OF ERBC

                  ERBC hereby warrants and represents as follows:

                  2.1 ERBC has good and valid title to the Converted Debt and no portion of the converted debt has been assigned, transferred, conveyed, encumbered, or hypothecated and that ERBC, acting alone, and without the consent or approval of any third party, has the full right and power to convert the debt.

                  2.2 No consent or approval of any third party is needed for ERBC to enter into this Agreement or consummate the transactions contemplated hereby nor will said actions violate or breach any agreement, contract, indenture, lease, security agreement, mortgage, deed of trust, promissory note or other obligation of ERBC.

                  2.3 The person or persons executing this agreement on behalf of ERBC have the requisite power and authority to do so and to make, execute, and deliver all instruments and documents to be executed in connection herewith.

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

                  2.4 ERBC is a company wholly owned and controlled by Kurt Seifman ("Seifman") who is a shareholder of ATI beneficially owning 4,309,940 shares of the common stock of ATI as of the date of this Agreement which constitutes approximately 28.2% of the outstanding stock of ATI. As a result thereof Seifman is a control person and affiliate of ATI and has access to all of the necessary and requisite information needed by ERBC to enable it to make an informed decision concerning this transaction. ERBC acknowledges that it in turn has had access to all of said information and has also had access to all of the securities filings of ATI filed under Section 13 of the Securities Exchange Act of 1934 (the "ACT") since it became a reporting entity on January 14, 2000. ERBC acknowledges that it has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transaction and to obtain any additional information which ATI possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to ERBC and to which it has had access.

                  2.5 Seifman is an accredited investor having a net worth in excess of $1,000,000 as of the date of this Agreement.

                  2.6 ERBC and its employees, officers, directors, and representatives have such knowledge and experience in business matters that it is capable of evaluating the merits and risks of this transaction.

                  2.7 ERBC is acquiring the Conversion Shares for its own account for purposes of investment and not with a view to the offer, sale, or distribution of said shares.

         3.       REPRESENTATIONS AND WARRANTIES OF ATI.

                  3.1 ATI has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby without the consent or approval of any third party. This agreement is a valid and binding agreement of ATI and is enforceable in accordance with its terms.

                  3.2 The Conversion Shares to be issued hereunder shall be validly issued, outstanding, and non-assessable, and free and clear of all liens and encumbrances.

         4.       INVESTMENT RESTRICTIONS.

                  The shares to be issued to ERBC hereunder have not been registered under the Securities Act of 1933 ("Securities Act") or any state securities laws and are issued in reliance upon certain exemptions included in federal and state securities laws from such registration. There are substantial restrictions on the sale of the shares and the shares may be transferred only in accordance with the provisions of this paragraph. Each certificate representing the shares issuable hereunder and any other securities issued in respect of the shares issuable hereunder and any other securities issued in respect of the shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the shares of ATI stock evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

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              "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
              SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

The shares may be transferred only upon (i) registration under the Securities Act, (ii) the receipt by ATI of an opinion of counsel acceptable to ATI (including then counsel to ATI) that such transfer is exempt from the registration provisions of the Securities Act and state securities laws, or
(iii) the receipt by ATI of a "no-action" letter from the Securities and Exchange Commission to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws.

         5.       LOCK-UP AGREEMENT

                  ERBC agrees that notwithstanding anything to the contrary contained herein for a period of two years from the date of this Agreement ERBC shall not sell, transfer, assign, or convey any of the Conversion Shares or any shares issued in respect to the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event without the prior written consent of ATI.

         6.       MISCELLANEOUS

                  6.01     NOTICES

                           All notices and other communications hereunder shall
be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of computer transmission) to the parties at the following addresses (or at another address for a party as shall be specified by like notice):

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         To Advanced Technology       Advanced Technology Industries Inc.
              Industries, Inc.:       Taubenstrasse 20
                                      Berlin, Germany   D-10117
                                      Telephone No.: (4930) 201-7780
                                      Facsimile No.: (4930) 201-778-99

                  With copy to:       H. Roy Jeppson
                                      Law Offices of H. Roy Jeppson
                                      11900 West Olympic Boulevard, Sixth Floor
                                      Los Angeles, California  90064
                                      Telephone No.: (310) 826-5566
                                      Facsimile No.:  (310) 826-5350

         To ERBC:                     c/o Kurt Seifman
                                      5 West 86th Street
                                      New York, NY 10024
                                      Facsimile No.: (212) 724-7986

                  6.02     INTERPRETATION

                           The words "include", "includes" and "including", when
used herein, shall be deemed in each case to be followed by the words "without limitation". The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  6.03     COUNTERPARTS AND FACSIMILE SIGNATURES

                           This Agreement may be executed in one or more
counterparts and by facsimile signature, all which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  6.04     ENTIRE AGREEMENT

                           This Agreement and the exhibits hereto, and the
documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

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                  6.05     SEVERABILITY

                           In the event that any provision of this Agreement, or
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provisions to persons or circumstances will be interpreted reasonably so as to give effect to the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes intended by the void or unenforceable provision.

                  6.06     OTHER REMEDIES

                           Except as otherwise provided herein, any and all
remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity, upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                  6.07     GOVERNING LAW; VENUE

                           This Agreement shall be governed by and construed in
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Delaware concerning any action relating to this Agreement.

                  6.08     RULES OF CONSTRUCTION

                           The parties hereto agree that they have been
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  6.09    SPECIFIC PERFORMANCE

                           The parties hereto agree that irreparable damages
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having proper venue hereunder, this being in addition to any other remedy to which they are entitled at law or in equity.

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                  6.10     ATTORNEYS' FEES AND COST

                           In the event of any action at law or in equity
between the parties hereto to enforce any of the provisions hereof, the unsuccessful party or parties to such litigation shall pay to the successful party or parties all costs and expenses, including actual attorneys' fees, incurred therein by such successful party or parties and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as part of such judgment. The successful party shall be the party who is entitled to recover his or its costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover his or its costs shall not recover attorneys' fees.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   Advanced Technology Industries, Inc.


                                   By /S/ James Samuelson
                                      -----------------------------------------
                                      James Samuelson, Vice President and Chief
                                      Financial Officer


                                   ERBC Holdings Limited


                                   By /S/ Kurt Seifman
                                      -----------------------------------------
                                       Kurt Seifman

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